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                                 EXHIBIT (c)(5)
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                            Share Transfer Agreement

                                    between

                          Geotek Communications, Inc.,
                  20 Craig Road, Montvale, N.J. 07645, USA

                     - hereinafter referred to as "Trustor"

                                      and

                       IBJ Schroder Bank & Trust Company
                One State Street, New York, New York 10015, USA

               - hereinafter referred to as "Collateral Agent" -


                                  Article I
                            Subject of the Transfer

1.1 Trustor is the sole shareholder in Geotek Communications GmbH, registered in the commercial register of the County Court of Frankfurt am Main under Reg. No. HR B 38594 (the "Company") with a share capital composed of one share in the nominal amount of DM 50,000 (the "Shares").

1.2 Trustor warrants that it is the sole shareholder of the Company and the share capital in the Company is fully paid and non-assessable. Trustor warrants that no security interests, liens or other rights to the



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      Shares have been granted to third parties, that the Shares are not subject to any security interests, liens or other rights of third parties and that it has the absolute right to dispose of the Shares.



                                   Article 2

                               Transfer of Shares


2.1 In order to secure the prompt and complete satisfaction of all presently existing or hereafter arising obligations of Trustor, whether voluntary or involuntary, direct or indirect, absolute or contingent, under, arising out of or in connection with the Indenture dated as of June 30, 1995 between Trustor and IBJ Schroder Bank & Trust Company, as Trustee ("Indenture"), the Securities (as defined in the Indenture), the Pledge Agreements (as defined in the Indenture) and this Transfer Agreement, as each of the Indenture, Securities, Pledge Agreements and this Transfer Agreement may be amended, modified, extended or replaced from time to time, including, without limitation, the entire principal of and interest (including all accrued and unpaid interest and any interest which, but for the provision of the Bankruptcy Law, would have accrued) under the Securities and all fees, costs and expenses, direct, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable under the Indenture, the Securities, the Pledge Agreements and this Transfer Agreement (collectively the "Secured Obligations"), Trustor hereby assigns the Shares with all ancillary rights (including without limitation all cash, securities, dividends, distributions, warrants, options and other property receivable and distributable in respect thereof) to Collateral Agent, subject only to the issuance of the Securities pursuant to the Indenture (aufschiebende Bedingung). A copy of the Indenture is attached hereto as Appendix 1.
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2.2   Colliateral Agent hereby accepts the transfer of the Shares as security for the Secured Obligations.


                                   Article 3

                         Exercise of Shareholder Rights

3.1 Unless and until an event of default, as defined in the Indenture ("Event of Default"), shall have occurred and then be continuing, Collateral Agent shall exercise its shareholder rights under the Shares (i.e. voting rights, rights to dividends, right to instruct the management and any other right arising with respect to shares under German law) in accordance with the instructions of Trustor, unless such instructions, or the omission of such instruction, would be inconsistent with the terms of the Indenture or this Transfer Agreement and/or prejudice the rights or interests of Collateral Agent herein.

3.2 If an Event of Default shall have occurred and then be continuing, Collateral Agent shall be entitled to exercise its shareholder rights (i.e. voting rights, rights to dividends, rights to subscribe for new shares (Bezugsrecht), right to instruct the management and any other right arising with respect to shares under German law) under the Shares without any restrictions and independently from any instructions from Trustor.





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                                   Article 4

                                   Covenants

4.1 Trustor, from time to time, shall execute and deliver to Collateral Agent such filings or documents and take such other steps as Collateral Agent may reasonably require to further assure to Collateral Agent its rights under this Transfer Agreement or with respect to the additional security required to be pledged to the Collateral Agent pursuant to the last two paragraphs of the Section 7.14 of US Pledge Agreement (as defined in the Indenture), provided that "Pledged Collateral" and "Pledgor" shall respectively mean "Shares" and "Trustor" for the purpose of this Transfer Agreement. Trustor shall provide Collateral Agent with any and all notices or material items received by Trustor relating to the Shares.

4.2 Trustor shall not take or refrain from taking any action with respect to the Shares which may be inconsistent with the terms of the Indenture or this Transfer Agreement and/or prejudice the rights or interests of Collateral Agent herein.


                                   Article 5

                                   Dividends

5.1 Unless and until an Event of Default shall have occurred and then be continuing, Trustor shall be entitled to all profits related to the Shares irrespective whether they are distributed as dividends, carried forward or allocated to reserves.



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5.2   Unless and until an Event of Default shall have occurred and then be continuing, in case of a distribution of profits as dividends upon a respective shareholder resolution Collateral Agent shall he obligated to forward them to the account of Trustor without undue delay.


5.3 Upon the occurrence of an Event of Default and during the continuance thereof all dividends, distributions, and any and all other amounts paid in respect of the Shares shall be paid directly to Collateral Agent and Trustor shall no longer be entitled to receive any of the same.


                                   Article 6

                         Representations and Warranties

      In addition to the representations and warranties in Sections 1.1 and 1.2, Trustor represents and warrants that

      (a) it has all requisite corporate power and authority to execute and deliver this Transfer Agreement, and all necessary actions have been taken to duly authorize Trustor's execution, delivery (by the notary of certified copies of this deed) and performance of this Transfer Agreement;

      (b) except with respect to the potential requirements to obtain approvals from the Federal Ministry of Post and Telecommunication and the Federal Office of Post and Telecommunication, the Federal Cartel Office and the Commission of the European Union the execution, delivery (by the notary of certified copies of this deed) and performance of this Transfer Agreement by Trustor will not result in a default under any contract, agreement or instrument to which Trustor is a party or by which Trustor is bound, or a violation of any statutes, laws, rules or regulations applicable to Trustor, except (i) for such defaults or violations which would not have a material adverse effect on Trustor and its subsidiaries taken as a whole or the Shares and (ii) for the two provisos in the following clause (c). This Transfer Agreement is the legal, valid and binding obligation of Trustor enforceable against Trustor in accordance with its terms except as such enforceability may be limited by the terms of bankruptcy, insolvency and moratoriam laws and laws affecting the rights of creditors generally and general equitable principles;

      (c) except with respect to the potential requirements to obtain approvals from the Federal Ministry of Post and Telecommunication and the Federal Office of Post and Telecommunication, the Federal Cartel Office and the Commission of the European Union, no approval or action by, and no notice to or filing with, any governmental authority, regulatory body or other person is required in connection with the execution, delivery and performance of this Transfer Agreement by Trustor provided, however, that the requirement to obtain approval from the Federal Ministry of Post and Telecommunication and the Federal Office of Post and Telecommunication shall not affect the valid and binding nature of this Transfer Agreement as it relates to Trustor; provided further, however, that any approvals from the Federal Cartel Office and the Commission of the European Union shall only be required if Collateral Agent shall exercise any of its rights under Section 3.2 or 8 hereunder.




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                                   Article 7

                          Indemnification and Expenses



7.1 Trustor hereby unconditionally covenants and agrees to indemnify protect, defend and hold harmless Collateral Agent and all of its past and present officers, directors, shareholders, employees, agents, representatives, subsidiaries, parent and affiliate corporations and successors, underwriters, counsels and any person controlling any of the foregoing ("Indemnitees") from any and all claims, obligations, penalties, liens, liabilities, losses, damages, causes of action (at law or in equity), judgments, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) of any nature whatsoever, including, without limitation, actions asserted against or suffered or incurred by Collateral Agent, by reason of or as a result of or in connection with or arising out of any breach of this Transfer Agreement by Trustor, any untrue statement of a material fact or omission of a material fact in a registration statement, prospectus or other document (regardless of any investigations made by Collateral Agent), or Trustor's defense of any and all claims and demands whatsoever which may be asserted against Trustor in connection with this Transfer Agreement, or any action taken by Trustor under this Transfer Agreement.




7.2 Trustor shall reimburse Collateral Agent an demand for all reasonable costs and expenses (including reasonable attorneys' fees and disbursements) incurred by Collateral Agent in connection with the enforcement of this Transfer Agreement or the exercise by Collateral Agent of its rights or remedies under this Transfer Agreement, and all sums owing to Collateral Agent under this Section 7.2 shall be included in the Secured Obligations and secured by this Transfer Agreement.



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7.3   Collateral Agent shall be entitled to set off any amount payable under
      Sections 7.1 and 7.2 with dividends to he paid to Truster in accordance with Article 4.


                                   Article 8

                          Realization of the Security

8.1 Without limitation to the terms of Section 5.3, upon occurrence of the Event of Default, Collateral Agent shall, without the requirement of notice to or any action in respect of Trustor, be entitled in the exercise of its sole discretion to use, sell or otherwise dispose of the Shares. All proceeds therefrom shall be applied to the payment of the Secured Obligations. Any surplus with respect to the Shares after the Secured Obligations have been paid in full in US Dollars shall be paid to Trustor or such person or persons as Trustor shall designate or whomever will be lawfully entitied to receive such surplus.

8.2 This Transfer Agreement is in addition to, and without prejudice to, any other security which Collateral Agent may now or hereafter hold in respect to the Secured Obligations.


8.3 In realizing the security, Collateral Agent may avail itself of all rights arising in connection with the Shares under the laws of the Federal Republic of Germany. Collateral Agent shall, in particular, be entitled to privately sell the Shares or to have the Shares sold at public auction without a prior court ruling/enforceable judgment.






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                                   Article 9

                            Release of the Security

9.1 This Transfer Agreement and the covenants contained herein shall terminate (other than those set forth in Articles 7, 9, 11, 12, 13 and 14 herein) and the Shares shall be released by Collateral Agent to Trustor upon written notice by Collateral Agent to Trustor of the occurrence of the termination of the US Pledge Agreement, a copy of which is attached to the Indenture. Upon the occurrence of any of the other relevant events (other than a termination event) specified in Section 7.14 of the US Pledge Agreement (except that references therein to the "Pledged Collateral" and "Pledgor" shall respectively mean "Shares" and "Trustor" for the purpose of this Transfer Agreement), the Shares that are the subject of such event shall be released by Collateral Agent to Trustor upon written notice by Collateral Agent to Truster of the occurrence of the relevant event.

9.2 The Collateral Agent hereby assigns the Shares with all ancillary rights to Trustor upon written notice by Collateral Agent to Trustor that this Transfer Agreement is terminated in its entirety (aufschiebende Bedingung). The Trustor accepts such assignment and shall confirm receipt to the Collateral Agent of such written notice thereof.

      Any such reassignment shall be without recourse upon or warranty by Collateral Agent (other than a warranty that Collateral Agent has not assigned or delivered the Shares so reassigned and redelivered or its rights and interests hereunder to any other person) and at the expense of Trustor.






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                                   Article 10

                                    Currency

10.1 All amounts received by Collateral Agent pursuant to this Transfer Agreement may be converted by Collateral Agent into any currency it deems necessary or desirable to pay the Secured Obligations at the then prevailing spot-rate of exchange of Collateral Agent for purchasing the currency to be acquired with the existing currency. No payment to Collateral Agent in a currency other than U.S. dollars shall satisfy the repayment of the Secured Obligations unless such currency, when converted into U.S. dollars as then provided, shall discharged the Secured Obligations in full in U.S. doiiars.

10.2 Collateral Agent may, but shall not be obligated to, pay any calls or other sums that may become due in respect cf the Shares.

                                   Article 11

                                 Miscellaneous

11.1 The notary recording this Transfer Agreement is hereby instructed by the parties to notify the Company of the transfer of Shares pursuant to
      Section 16 (1) German Limited Liability Companies Act by forwarding a copy of this Transfer Agreement to the Company.

11.2 If any provision of this Transfer Agreement should be or become invalid or unenforceable, this shall not affect the validity of the remaining provisions hereof. The invalid or unenforceable provision shall be replaced by such valid and enforceable provision which best meets the purpose of the invalid or unenforceable provision.


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11.3  Changes and amendments of this Transfer Agreement, including this article, must be made in writing by the partiess hereto, unless notarial form is required.

11.4 Pursuant to the Company's Articles of Association the transfer of the Shares does not require the Company's approval or the approval of any other shareholder of the Company.

                                   Article 12

                          Applicable Law, Jurisdiction

12.1 This Transfer Agreement shall be governed by and construed in accordance with the laws of the Federal Republic of Germany.

12.2 The parties hereto irrevocably consent to the jurisdiction of the courts of the State of New York and any federal court located in such state and the courts in Frankfurt am Main in connection with any action, suit or proceeding arising out of or relating to this Transfer Agreement and irrevocably waive the defense of an inconvenient forum to the maintenance of such suit or proceeding. Nothing herein shall affect Collateral Agent's right to serve process in any other manner permitted by law. Trustor agrees that a final non-appealable judgment in any suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.




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                                   Article 13

                                    Notices

13.1 Except as otherwise expressly provided in this Agreement, all notices and other communications made or required to be given pursuant to this Transfer Agreement shall be in writing and shall be delivered in hand, or sent by telecopier or facsimile and confirmed by letter mailed by United States registered or certified first-class mai1, postage prepaid addressed as follows:

         To Trustor:

                  Geotek  Communications,  Inc.
                  20 Craig Road
                  Montvale, New Jersey 07645
                  Attention:     General Counsel
                  Telecopier:    201-930-9614
                  Telephone:     201-930-9305

         To Collateral Agent:

                  IBJ Schroder Bank & Trust Company
                  One State Street
                  New York, New York 10004
                  Attention:     Corporate  Trust  and  Agency  Administration
                  Telecopier:    212-858-2952
                  Telephone:     212-858-2529

      Any such notice or demand shall be deemed to have been duly given or made and to have become effective (a) if delivered by hand to a resocnsible officer of the party to which it is directed, at the time of the receipt


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      thereof by such officer, and (b) if sent by telecopier or facsimile, at the time of the dispatch thereof with confirmation of receipt, if in normal business hours in the country of receipt, or otherwise at the opening of business on the following business day

13.2 Any notice or other communication under or in connection with this Transfer Agreement shall be in the English language.

                                   Article 14

                                     Costs

      Trustor shall bear all reasonable costs and expenses of this Transfer Agreement, including notarial fees.


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      The following is a summary of all omitted Exhibits to the foregoing Share
Transfer Agreement.

      Appendix 1     Indenture (filed as Exhibit (c)(2) to the Form 8-K).